Exhibit 99.1

Dave Reports Record First Quarter 2024 Results

Record Q1 Revenue of $73.6 Million; Y/Y Revenue Growth Accelerates for Second Consecutive Quarter

Q1 GAAP Net Income Reaches $34.2 Million and Adj. EBITDA Increases to $13.2 Million

Dave Raises 2024 Adjusted EBITDA Guidance to $30-$40 Million

LOS ANGELES, CA – May 7, 2024 – Dave Inc. (“Dave” or the “Company”) (Nasdaq: DAVE), one of the nation’s leading neobanks, today reported its financial results for the first quarter ended March 31, 2024.

“2024 is off to a strong start as we exceeded growth and profitability expectations in the first quarter,” said Jason Wilk, Founder and CEO of Dave. “Member acquisition remained strong and efficient in spite of seasonal softness associated with tax refund season, and member retention expanded meaningfully which collectively drove 14% year-over-year growth in our monthly transacting member base. Expanding our base beyond the 2.1 million transacting member inflection point for profitability we achieved last quarter positioned us to generate a 32% increase in Adjusted EBITDA relative to Q4.

“Despite the seasonal patterns which typically temper ExtraCash demand in the early part of the year, we originated over $1 billion in ExtraCash advances during Q1, up from Q4 and a 32% increase from Q1 2023, while we continued to markedly improve credit performance as a result of our CashAI underwriting engine. We plan to continue delivering value for both Dave customers and shareholders as we further solidify Dave as the superior banking solution for everyday Americans in 2024.”

Quarterly Financial Highlights ($ in millions, unaudited)

	1Q23	2Q23	3Q23	4Q23	1Q24
GAAP Operating Revenues, Net	$58.9	$61.2	$65.8	$73.2	$73.6
% Change vs. prior year period	38%	34%	16%	23%	25%
Non-GAAP Variable Profit*	$34.0	$32.9	$37.3	$45.9	$49.9
% Change vs. prior year period	91%	78%	51%	80%	47%
Non-GAAP Variable Profit Margin*(1)	58%	54%	57%	63%	68%
GAAP Net Income (Loss)	($14.0)	($22.6)	($12.1)	$0.2	$34.2
Adjusted Net Income (Loss)*	($7.3)	($15.8)	($5.6)	$6.6	$8.1
Adjusted EBITDA (Loss)*	($4.5)	($13.1)	($2.5)	$10.0	$13.2

*	Non-GAAP measures. See reconciliation of non-GAAP measures at the end of the press release.
(1)

Non-GAAP Variable Profit Margin calculation has been revised (in all periods shown above) to reflect Non-GAAP Variable Profit as a percentage of GAAP Operating Revenues, Net. In prior disclosures, Non-GAAP Variable Profit Margin reflected Non-GAAP Variable Profit as a percentage of Non-GAAP Operating Revenues.

First Quarter 2024 Operating Highlights (vs. Q1 2023)

•	$33.4 million gain related to the extinguishment of the convertible note issued to FTX Ventures Ltd.

•	New Members totaled 566,000 while customer acquisition costs were flat

•	Monthly Transacting Members (“MTMs”) increased 14% to 2.2 million. Transactions per MTM increased 15% to 6.0

•	ExtraCash originations increased 32% to $1.1 billion, while the average 28-Day delinquency rate improved 77 basis points to 1.83%

•	Dave Debit Card spend increased 34% to $394 million

•

For a full review of the Company’s key performance indicators, please refer to the Company’s First Quarter 2024 Earnings Presentation which can be found at https://investors.dave.com/news-events/presentations

Liquidity Summary

The Company had $101.5 million of cash and cash equivalents, marketable securities, investments and restricted cash as of March 31, 2024 compared to $157.3 million at December 31, 2023. The decrease in cash was driven by the repurchase of the FTX Ventures Ltd. convertible note for $71 million in January 2024, which reflected a 33% discount to the outstanding note balance as of December 31, 2023. Excluding the impact of this note repurchase transaction, the Company’s cash position increased during the first quarter of 2024. The Company did not increase utilization of its debt facility during the quarter.

2024 Financial Guidance ($ in millions)

FY 2024
GAAP Operating Revenues, Net	$305 - $325
Year-Over-Year Growth	18% -25%
Adjusted EBITDA*	$30 - $40 (previously $25 - $35)
Year-Over-Year Improvement	$40 - $50

*

Non-GAAP measure. The Company does not provide a quantitative reconciliation of forward-looking non-GAAP financial measures because it is unable to predict without unreasonable effort the exact amount or timing of the reconciling items, including interest expense, investment income, and loss provision, among others. The variability of these items could have a significant impact on our future GAAP financial results.

Dave’s CFO Kyle Beilman, commented: “Revenue increased 25% year-over-year, largely due to improvements in member retention and ARPU, including strong results from our Dave Card product, which experienced a 34% year-over-year increase in card spend. Moreover, Adjusted EBITDA increased substantially during the quarter through a combination of variable margin expansion, primarily attributable to record credit performance, and increased operating leverage on our fixed cost base as we continue to grow. Overall, these results continue to validate the durability and scalability of our model, as well as our ability to deliver on our goals.

“Given our outperformance and positive outlook, we are raising our Adjusted EBITDA guidance for the year from $25-$35 million to $30-$40 million. Our balance sheet is strong, and we continue to believe that we are fully capitalized and well-positioned to achieve our growth and profitability objectives without the need to raise additional equity capital.”

Conference Call

The Company will host a conference call at 8:30 a.m. Eastern time on Tuesday, May 7, 2024, to discuss the results for its first quarter ended March 31, 2024, followed by a question-and-answer period. The conference call details are as follows:

Date: Tuesday, May 7, 2024

Time: 8:30 a.m. Eastern time

Dial-in registration link: https://register.vevent.com/register/BIf7192f180cbd4ff9b106b2f1f1a6aa22

Live webcast registration link: https://edge.media-server.com/mmc/p/pmdhhzua

The conference call will also be available for replay in the Events section of the Company’s website, along with the transcript, at https://investors.dave.com.

If you have any difficulty registering for or connecting to the conference call, please contact Elevate IR at DAVE@elevate-ir.com.

About Dave

Dave (Nasdaq: DAVE) is a leading U.S. neobank and fintech pioneer serving millions of everyday Americans. Dave uses disruptive technologies to provide best-in-class banking services at a fraction of the price of incumbents. Dave partners with Evolve Bank & Trust, a FDIC member. For more information about the company, visit: www.dave.com. For investor information and updates, visit: investors.dave.com and follow @davebanking on X.

Forward-Looking Statements

This press release includes forward-looking statements, which are subject to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “feels,” “believes,” “expects,” “estimates,” “projects,” “intends,” “remains,” “should,” “is to be,” or the negative of such terms, or other comparable terminology and include, among other things, the quotations of our Chief Executive Officer and Chief Financial Officer relating to Dave’s future performance and growth, fiscal year 2024 guidance, projected financial results for future periods, plans for marketing spend and other statements about future events. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including, but not limited to: the ability of Dave to compete in its highly competitive industry; the ability of Dave to keep pace with the rapid technological developments in its industry and the larger financial services industry; the ability of Dave to manage risks associated with providing ExtraCash advances; the ability of Dave to retain its current Members, acquire new Members and sell additional functionality and services to its Members; the ability of Dave to protect intellectual property and trade secrets; the ability of Dave to maintain the integrity of its confidential information and information systems or comply with applicable privacy and data security requirements and regulations; the ability of Dave to maintain or secure current and future key banking relationships and other third-party service providers; changes in applicable laws or regulations and extensive and evolving government regulations that impact operations and business; the ability to attract or maintain a qualified workforce; level of product service failures that could lead Dave Members to use competitors’ services; investigations, claims, disputes, enforcement actions, litigation and/or other regulatory or legal proceedings; the ability to maintain the listing of Dave Class A Common Stock on The Nasdaq Stock Market; the possibility that Dave may be adversely affected by other economic factors, including rising interest rates, and business, and/or competitive factors; and other risks and uncertainties discussed in Dave’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 5, 2024 and subsequent Quarterly Reports on Form 10-Q under the heading “Risk Factors,” filed with the SEC and other reports and documents Dave files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and Dave undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Non-GAAP Financial Information

This press release contains references to Adjusted EBITDA (loss), adjusted net income (loss), non-GAAP variable operating expenses, non-GAAP variable profit and non-GAAP variable profit margin of Dave, which are non-GAAP financial measures that are adjusted from results based on generally accepted accounting principles in the United States (“GAAP”) and exclude certain expenses, gains and losses. The Company defines and calculates Adjusted EBITDA (loss) as GAAP net income (loss) attributable to Dave before the impact of interest income or expense, provision/(benefit) for income taxes, and depreciation and amortization, and adjusted to exclude legal settlement and litigation expenses, other non-recurring strategic financing and transaction expenses, stock-based compensation expense, and certain other non-core items. The Company defines and calculates non-GAAP variable operating expenses as operating expenses excluding non-variable operating expenses. The Company defines non-variable operating expenses as all advertising and marketing operating expenses, compensation and benefits operating expenses, and certain operating expenses (legal, rent, technology/infrastructure, depreciation, amortization, charitable contributions, other operating expenses, upfront Member account activation costs and upfront Dave Banking expenses). The Company defines and calculates non-GAAP variable profit as GAAP Operating Revenues, Net less non-GAAP variable operating expenses. The Company defines and calculates non-GAAP variable profit margin as non-GAAP variable profit as a percent of GAAP Operating Revenues, Net. The Company defines and calculates adjusted net income (loss) as GAAP net income (loss) adjusted to exclude stock compensation, the gain on extinguishment of convertible debt, the tax impact related to the gain on extinguishment of convertible debt and certain other non-core items. The Company defines and calculates non-GAAP adjusted basic EPS and non-GAAP adjusted diluted EPS as adjusted net income (loss) divided by weighted average shares of common stock-basic and weighted average shares of common stock-diluted, respectively.

These non-GAAP financial measures may be helpful to the user in assessing our operating performance and facilitate an alternative comparison among fiscal periods. The Company’s management team uses these non-GAAP financial measures in assessing performance, as well as in planning and forecasting future periods. The methods the Company uses to compute these non-GAAP financial measures may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Refer to the section further below for a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures for the three months ended March 31, 2024 and 2023.

Certain Other Terms

Dave defines Net New Members as the number of new Members who join the Dave platform in a given period by connecting an existing bank account to the Dave service or by opening a new Dave Banking account, net of the number of accounts deleted by Members or closed by the Company in the same period. Total Members is defined as the number of unique Members that have either connected an existing bank account to the Dave service or have opened a Dave Banking account, less the number of accounts deleted by Members or closed by Dave, as measured at the end of a period. The number of Monthly Transacting Members represents the unique number of Members who have made a funding, spending, ExtraCash or subscription transaction within a particular month, measured as the average over a given period. Transactions Per Monthly Transacting Member measures the average number of transactions initiated per Monthly Transacting Member in each month, measured as the average over a given period.

Investor Relations Contact

Sean Mansouri, CFA

Elevate IR

DAVE@elevate-ir.com

Media Contact

Dan Ury

press@dave.com

DAVE INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

(unaudited)

	For the Three Months Ended March 31,
	2024	2023
Operating revenues:
Service based revenue, net	$65.6	$52.6
Transaction based revenue, net	8.0	6.3

Total operating revenues, net	73.6	58.9
Operating expenses:
Provision for credit losses	9.9	12.0
Processing and servicing costs	7.7	7.1
Advertising and marketing	9.1	9.4
Compensation and benefits	24.6	24.4
Other operating expenses	16.9	18.5

Total operating expenses	68.2	71.4

Other (income) expenses:
Interest expense, net	0.7	1.6
Gain on extinguishment of convertible debt	(33.4)	—
Changes in fair value of earnout liabilities	0.2	—
Changes in fair value of public and private warrant liabilities	0.5	(0.1)

Total other (income) expense, net	(32.0)	1.5

Net income (loss) before provision for income taxes	37.4	(14.0)
Provision for income taxes	3.2	—

Net income (loss)	$34.2	$(14.0)

Net income (loss) per share:
Basic	$2.80	$(1.19)
Diluted	$2.60	$(1.19)

RECONCILIATION OF OPERATING EXPENSES TO NON-GAAP VARIABLE OPERATING EXPENSES

(in millions)

(unaudited)

	For the Three Months Ended March 31,
	2024	2023
Operating expenses	$68.2	$71.4
Non-variable operating expenses	(44.5)	(46.5)

Non-GAAP variable operating expenses	$23.7	$24.9

CALCULATION OF NON-GAAP VARIABLE PROFIT

(in millions)

(unaudited)

	For the Three Months Ended March 31,
	2024	2023
GAAP operating revenues, net	$73.6	$58.9
Non-GAAP variable operating expenses	(23.7)	(24.9)

Non-GAAP variable profit	$49.9	$34.0

Non-GAAP variable profit margin	68%	58%

DAVE INC.

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA (LOSS)

(in millions)

(unaudited)

	For the Three Months Ended March 31,
	2024	2023
Net Income (loss)	$34.2	$(14.0)
Interest expense, net	0.7	1.6
Provision for income taxes	3.2	—
Depreciation and amortization	1.7	1.2
Stock-based compensation	6.1	6.8
Gain on extinguishment of convertible debt	(33.4)	—
Changes in fair value of earnout liabilities	0.2	—
Changes in fair value of public and private warrant liabilities	0.5	(0.1)

Adjusted EBITDA (loss)	$13.2	$(4.5)

DAVE INC.

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME (LOSS)

(in millions, except per share data)

(unaudited)

	For the Three Months Ended March 31,
	2024	2023
Net income (loss)	$34.2	$(14.0)
Stock-based compensation	6.1	6.8
Gain on extinguishment of convertible debt	(33.4)	—
Changes in fair value of earnout liabilities	0.2	—
Changes in fair value of public and private warrant liabilities	0.5	(0.1)
Income tax expense related to gain on extinguishment of convertible debt	0.5	—

Adjusted net Income (loss)	$8.1	$(7.3)

Adjusted net income (loss) per share:
Basic	$0.66	$(0.63)
Diluted	$0.62	$(0.63)

DAVE INC.

LIQUIDITY AND CAPITAL RESOURCES

(in millions)

(unaudited)

	March 31, 2024	December 31, 2023
Cash, cash equivalents and restricted cash	$57.1	$43.1
Marketable securities	1.1	1.0
Investments	43.3	113.2
Working capital	189.1	251.3
Total stockholders’ equity	127.3	87.1